Exhibit 99.2

For Immediate Release

Del Taco Holdings, Inc. Announces Fiscal First Quarter 2015 Financial Results

Conference Call and Webcast at 8:30 AM EDT Today

Lake Forest, CA. May 11, 2015 – Del Taco Holdings, Inc., (the “Company”) the second largest Mexican-American QSR chain by units in the United States, operating restaurants under the name Del Taco® (“Del Taco”) today announced financial results for its 12-week fiscal first quarter ended March 24, 2015.

As a reminder, Del Taco Holdings, Inc. is anticipated to become the sole direct subsidiary of Levy Acquisition Corp. (“LAC”) (NASDAQ CM: TACO, TACOW, TACOU) upon completion of the proposed merger of the Company and subsidiary of LAC, which is expected to occur in late June or early July.

Fiscal First Quarter 2015 Highlights

➢	Total revenue of $94.4 million, representing 8.9% growth from the fiscal first quarter of 2014;
➢	System-wide comparable restaurant sales growth of 7.7% and company-owned comparable restaurant sales growth of 7.9%, marking the sixth and eleventh consecutive quarter of gains, respectively;
➢	Restaurant contribution margin of 18.6%, an improvement of approximately 140 basis points from the prior year’s fiscal first quarter;
➢	Adjusted EBITDA, a non-GAAP financial measure, of $13.2 million, representing 12.7% growth from the previous year’s fiscal first quarter; and
➢	Income from operations of $8.7 million, representing 33.6% growth from the same fiscal quarter last year.

Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco, commented, “We are very pleased with our first quarter performance, characterized by strong comparable restaurant sales gains, higher revenue and restaurant contribution, and a substantial improvement in income from operations. These results demonstrate our brand strength and momentum.”

1 | Page

Murphy continued, “We attribute our success to our Combined Solutions strategy, the brand elevation strategy that we put into place in 2013 which is designed to highlight our QSR+ positioning and achieve reappraisal of the brand at every touch point. We believe that we are in the early innings of this transformation as Combined Solutions continues to gain traction and drive results.”

Murphy concluded, “As we look ahead to the balance of 2015 and beyond, we are excited about the pending merger with LAC which is expected to close in late June or early July. We signed our transaction documents in the first quarter and immediately began working with Larry Levy and his team on strategy issues and priorities for the future. There are no better partners to help guide Del Taco through the next phase of growth.”

Review of Fiscal First Quarter 2015 Financial Results

Total revenue was $94.4 million, an increase of 8.9% compared to $86.7 million in the fiscal first quarter of 2014. The growth in revenue was primarily driven by a 9.0% increase in company restaurant sales and an 8.4% increase in franchise revenue.

Comparable restaurant sales increased 7.7% system-wide for the fiscal quarter ended March 24, 2015 compared to the 4.3% gain in the prior year fiscal first quarter, for an impressive two-year growth rate of 12.0%. The Del Taco system has now generated comparable restaurant sales growth for six consecutive quarters. Company-owned comparable restaurant sales increased 7.9%, driven by a strong 3.9% gain in traffic, and marking the eleventh consecutive quarter of comparable restaurant sales growth. Franchise comparable restaurant sales increased 7.5%.

Restaurant contribution increased 18.3% year-over-year to $16.9 million. As a percentage of company restaurant sales, restaurant contribution increased approximately 140 basis points year-over-year to 18.6%. The increase was driven by an approximate 110 basis point improvement in food and paper costs, an approximate 20 basis point improvement in labor and related expenses, and an approximate 20 basis point improvement in occupancy and other operating expenses.

Adjusted EBITDA, a non-GAAP financial measure, was $13.2 million, an increase of 12.7% from $11.7 million in the previous year’s fiscal first quarter. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Income from operations increased 33.6% to $8.7 million compared to $6.5 million in the prior year fiscal first quarter.

2 | Page

Net loss was $4.9 million compared to net loss of $1.9 million in the fiscal first quarter of 2014, and included $6.3 million of transaction-related costs that consist of direct costs incurred in connection with our two-step transaction.

Key Financial Definitions

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable company, franchise and total system restaurant base. Restaurants are included in the comparable store base in the accounting period following its 18th full month of operations.

Restaurant contribution is defined as company restaurant sales less restaurant operating expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of company restaurant sales. Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, GAAP.

Adjusted EBITDA is defined as net income/loss prior to interest expense, income taxes, and depreciation and amortization, as adjusted to add back certain charges, such as stock-based compensation expense and transaction-related costs, as these expenses are not considered an indicator of ongoing company performance. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income/loss as a measure of operating performance or cash flows or as measures of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is a prospective financial measure that was not calculated in accordance with GAAP. A reconciliation between adjusted EBITDA and the nearest GAAP financial measure is included in the accompanying financial data.

Conference Call and Webcast

Del Taco will host a conference call to discuss financial results for the fiscal first quarter 2015 today at 8:30 AM EDT.

Hosting the conference call and webcast will be Larry Levy, Chairman of the Del Taco and LAC boards; Ari Levy, Del Taco Director and LAC President and Chief Investment Officer; Paul J.B. Murphy, III, President and Chief Executive Officer of Del Taco; Steven L. Brake, Executive Vice President and Chief Financial Officer of Del Taco; and John D. Cappasola, Jr., Executive Vice President and Chief Brand Officer of Del Taco.

Interested parties may listen to the call via telephone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A telephone replay will be available shortly after the call has concluded and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode is 13607918.

3 | Page

The webcast will be available at www.levyacquisitioncorp.com and will be archived on the site shortly after the call has concluded.

About Del Taco Holdings, Inc.

The Del Taco brand was founded in Southern California in 1964. Today, Del Taco and its franchisees operate close to 550 restaurants in 16 states, serving more than three million guests each week. Del Taco owns just over 300 of the stores in its system with the balance owned and operated by franchisees.

At Del Taco, menu items are made-to-order with fresh ingredients, including cheddar cheese grated from 40-pound blocks, handmade pico de gallo salsa, lard-free beans slow-cooked from scratch, and marinated chicken grilled in-restaurant. The menu includes classic Mexican dishes such as tacos, burritos, quesadillas and nachos as well as American favorites including hamburgers, crinkle-cut fries and shakes. Ahead of the 2014 celebration of Del Taco’s 50th anniversary, Del Taco launched the UnFreshing Believable® campaign to communicate the lengths the company goes to in order to deliver quality, made-to-order menu items created with freshly-prepared ingredients.

For more information, please visit www.deltaco.com.

About Levy Acquisition Corp.

Levy Acquisition Corp. is a blank check company formed in October 2013 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. In November 2013, LAC consummated its initial public offering of 15 million units, each unit consisting of one share of common stock and one-half of one warrant. Each whole warrant entitles the holder thereof to purchase one share of common stock at a price of $11.50 per share. Aggregate proceeds of $150,000,000 from the IPO were placed in trust pending completion of LAC’s initial business combination. On March 12, 2015, LAC announced it had entered into a definitive merger agreement through which it would acquire Del Taco following a shareholder vote likely to take place in June.

For more information, please visit www.levyacquisitioncorp.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning Del Taco’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based on LAC’s or Del Taco’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside LAC’s or Del Taco’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Agreement and Plan of Merger for the proposed business combination (the "Business Combination Agreement"); (2) the inability to complete the transactions contemplated by the Business Combination Agreement due to the failure to obtain approval of the stockholders of LAC or other conditions to closing in the Business Combination Agreement; (3) the ability to meet NASDAQ’s listing standards following the Merger; (4) the risk that the proposed transaction disrupts current plans and operations of Del Taco as a result of the announcement and consummation of the transactions described herein; (5) the ability to recognize the anticipated benefits of the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with suppliers and retain its management and key employees; (6) costs related to the proposed business combination; (7) changes in applicable laws or regulations; and (8) the possibility that Del Taco may be adversely affected by other economic, business, and/or competitive factors.

4 | Page

Forward-looking statements included in this release speak only as of the date of this release. Neither LAC nor Del Taco undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in LAC’s reports filed with the SEC and available at the SEC’s website at www.sec.gov and the Company’s website at www.levyacquisitioncorp.com.

Additional Information about the Merger and Where to Find It

LAC filed with the Securities and Exchange Commission (SEC) a preliminary proxy statement of Levy Acquisition Corp. in connection with the proposed business combination and will mail a definitive proxy statement and other relevant documents to its stockholders. This press release does not contain all the information that should be considered concerning the business combination. It is not intended to provide the basis for any investment decision or any other decision in respect to the proposed business combination. LAC stockholders and other interested persons are advised to read the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with LAC’s solicitation of proxies for the special meeting to be held to approve the business combination, as these materials will contain important information about Del Taco Holdings, Inc. and Levy Acquisition Corp. and the proposed business combination. The definitive proxy statement will be mailed to stockholders of Levy Acquisition Corp. as of a record date to be established for voting on the business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC's Internet site at http://www.sec.gov, or by directing a request to: Levy Acquisition Corp., 444 North Michigan Avenue, Suite 3500, Chicago, IL 60611, attention: Sophia Stratton.

5 | Page

Participants in the Solicitation

Levy Acquisition Corp. and its directors and officers may be deemed participants in the solicitation of proxies to LAC’s stockholders with respect to the transaction. A list of the names of those directors and officers and a description of their interests in LAC is contained in LAC’s preliminary proxy statement for the proposed business combination.

### #### ###

Media Contact:

Julia Young of ICR

(646) 277-1280

Investor Relations Contact:

Raphael Gross of ICR

(203) 682-8253

6 | Page

Del Taco Holdings Inc.

Condensed Consolidated Balance Sheet

(In thousands, except per share data)

	March 24,	December 30,
	2015	2014
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,531	$8,553
Accounts and other receivables, net	2,775	3,383
Inventories	2,590	2,687
Prepaid expenses and other current assets	2,652	3,816
Total current assets	18,548	18,439

Property and equipment, net	87,213	85,164
Goodwill	281,200	281,200
Trademarks	144,000	144,000
Intangible assets, net	17,176	17,683
Other assets, net	3,527	3,548
Total assets	$551,664	$550,034

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$16,759	$14,645
Other accrued liabilities	28,565	32,088
Current portion of long-term debt, capital lease obligations
and deemed landlord financing liabilities	1,610	1,634
Total current liabilities	46,934	48,367

Long-term debt, capital lease obligations and deemed landlord
financing liabilities, excluding current installments, net	247,283	321,764

Deferred income taxes	64,736	64,736
Warrant liability	–	8,309
Other non-current liabilities	23,737	25,454
Total liabilities	382,690	468,630

Commitments and contingencies

Shareholders' equity:
Preferred stock $0.01 par value; 200,000 shares authorized;
none issued	–	–
Common Stock $0.01 par value; authorized 5,800,000 shares;
issued and outstanding 6,707,776 and 3,907,835 shares at
March 24, 2015 and December 30, 2014, respectively	67	39
Additional paid-in capital	203,422	110,941
Accumulated other comprehensive loss	(408)	(409)
Retained earnings	(34,107)	(29,167)
Total shareholders' equity	168,974	81,404
Total liabilities and shareholders' equity	$551,664	$550,034

7 | Page

Del Taco Holdings Inc.

Consolidated Statement of Comprehensive Loss

(In thousands, except per share data)

	12 Weeks Ended	12 Weeks Ended
	March 24,	March 25,
	2015	2014
Revenues:
Company restaurant sales	$90,883	$83,415
Franchise revenue	3,001	2,768
Franchise sublease income	534	487
Total revenue	94,418	86,670

Operating expenses:
Restaurant operating expenses:
Food and paper costs	25,982	24,739
Labor and related expenses	27,923	25,805
Occupancy and other operating expenses	20,034	18,544
General and administrative	7,296	6,049
Depreciation and amortization	3,792	4,588
Occupancy and other - franchise subleases	505	465
Pre-opening costs	119	105
Impairment of long-lived assets	–	–
Restaurant closure charges, net	22	28
Gain on disposal of assets	–	(199)
Total operating expenses	85,673	80,124

Income from operations	8,745	6,546

Interest expense	6,811	7,993
Transaction-related costs	6,316	–
Debt modification costs	135	–
Change in fair value of warrant liability	(35)	–
Total other expense	13,227	7,993

Loss from operations before provision for
income taxes	(4,482)	(1,447)

Provision for income taxes	458	440
Net loss	$(4,940)	$(1,887)

Other comprehensive (loss) income:
Change in fair value of interest rate cap	(21)	(28)
Reclassification of interest rate cap amortization
included in net loss (includes provision for income
taxes of $0 for both 12 week periods ended
March 24, 2015 and March 25, 2014, respectively,	22	–
Total other comprehensive income (loss), net	1	(28)
Comprehensive loss	$(4,939)	$(1,915)

8 | Page

Del Taco Holdings Inc.

Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	12 Weeks Ended	12 Weeks Ended
	March 24,	March 25,
	2015	2014
Operating activities
Net loss	$(4,940)	$(1,887)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
Depreciation and amortization	3,793	4,555
Amortization and write-off of leasehold interests	(1)	33
Amortization of deferred financing costs	371	281
Subordinated note interest paid-in-kind	37	4,707
Debt modification costs	135	–
Stock-based compensation	532	287
Change in fair value of warrant liability	(35)	–
Gain on disposal of assets	-	(199)
Changes in operating assets and liabilities:
Accounts receivable	608	349
Inventories	97	30
Prepaid expenses and other current assets	1,161	1,465
Accounts payable	2,114	770
Other accrued liabilities	(3,069)	2,261
Deferred income and other non-current liabilities	(1,554)	(151)
Net cash (used in) provided by operating activities	(751)	12,501

Investing activities
Purchases of property and equipment	(5,333)	(3,201)
Proceeds from disposal of property and equipment	-	194
Purchases of other assets	(209)	(172)
Net cash used in investing activities	(5,542)	(3,179)

Financing activities
Proceeds from term loan, net of original
issue discount of $1,446	23,654	–
Proceeds from minority equity investment	91,236
Payment of tax withholding related to option exercises and
distribution of restricted stock units	(7,533)	–
Payments on term loans	-	(4,500)
Payments on capital leases and deemed landlord financing	(384)	(384)
Payment on subordinated notes	(108,113)	–
Proceeds from revolving credit facility	10,000	–
Payments for debt issue costs	(589)	–
Settlement of vested restricted stock units	-	(87)
Net cash provided by (used in) financing activities	8,271	(4,971)

Increase in cash and cash equivalents	1,978	4,351
Cash and cash equivalents at beginning of period	8,553	6,071
Cash and cash equivalents at end of period	$10,531	$10,422

Supplemental schedule of non-cash activities:
Accrued property and equipment purchases	$1,439	$600
Amortization of interest rate cap into net loss,
net of tax	22	–
Change in other asset for fair value of interest rate cap recorded
to other comprehensive loss, net	(21)	(28)
Warrant liability reclassified to equity upon exercise of
warrants	8,274	–

9 | Page

Del Taco Holdings Inc.

Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

(Unaudited)

(In thousands)

	Twelve Weeks Ended
	March 24, 2015	March 25, 2014

Net loss	$(4,940)	$(1,887)
Non-GAAP adjustments
Provision for income taxes	458	440
Interest expense, net	6,811	7,993
Depreciation and amortization	3,792	4,588

EBITDA	$6,121	$11,134

Stock-based compensation expense	532	287
Gain on disposal of assets	-	(199)
Restaurant closure charges, net	22	28
Debt modification costs	135	-
Transaction-related costs	6,316	-
Change in fair value of warrant liability	(35)	-
Pre-opening costs	119	105
Insurance reserves adjustment	-	362

Adjusted EBITDA	$13,210	$11,717

10 | Page